UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2008

PLATO LEARNING, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20842	36-3660532
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
10801 Nesbitt Avenue South, Bloomington, MN	55437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 832-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On September 17, 2008, we issued a press release, attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.02(b), announcing that John G. Lewis was elected to our Board of Directors (the “Board”) on September 11, 2008, and appointed to serve as a member of the Audit and Compensation Committees.

The press release also announces that Joseph E. Duffy, Ruth L. Greenstein and Dr. Warren Simmons will be resigning from the Board after close of the regularly scheduled December 2008 Board meeting, and that Susan E. Knight was appointed chair of the Audit Committee effective September 11, 2008.  Ms. Knight has been a director since 2005 and currently is the Vice President and Chief Financial Officer of MTS Systems Corporation.  Upon Mr. Duffy’s departure in December, Mr. Lewis will serve as chair of the Compensation Committee.

Upon the close of the December 2008 meeting our Board will consist of seven directors, five of whom will be independent.

(e)  On September 11, 2008, our Board of Directors amended our 2006 Stock Incentive Plan to ensure compliance with Section 409A of the Internal Revenue Code.  A copy of our amended 2006 Stock Incentive Plan is attached hereto as Exhibit 10.7 and incorporated by reference into this Item 5.02(e).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  On September 11, 2008, our Board of Directors amended Sections 2.2 and 2.3 of our By-Laws relating to nominations of directors and advance notice by stockholders of business proposed to be conducted at an annual meeting to address recent Delaware case law.  A copy of our amended By-Laws is attached hereto as Exhibit 3.02 and incorporated by reference into this Item 5.03(a).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 3.02        Amended and Restated By-Laws of PLATO Learning, Inc., amended as of September 11, 2008.

Exhibit 10.7        Amended and Restated 2006 Stock Incentive Plan.

Exhibit 99.1        Press Release dated September 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PLATO LEARNING, INC.

September 17, 2008	By	/s/ Robert J. Rueckl
Robert J. Rueckl
Vice President and
Chief Financial Officer